Exhibit 99.1

/C O R R E C T I O N — American Oriental Bioengineering, Inc./

In the news release “American Oriental Bioengineering Reports First Quarter 2009 Financial Results”, issued earlier today by American Oriental Bioengineering, Inc. over PR Newswire, we are advised by the company that the column headings in the Balance Sheet under “LIABILITIES AND SHAREHOLDERS’ EQUITY” should be “March 31, 2009” and “December 31, 2008”, not as originally issued inadvertently. Full corrected text follows:

American Oriental Bioengineering Reports

First Quarter 2009 Financial Results

New York, May 11, 2009 — American Oriental Bioengineering, Inc. (NYSE: AOB), a pharmaceutical company dedicated to improving health through the development, manufacture and commercialization of a broad range of prescription and over the counter (“OTC”) products in China, today announced financial results for the first quarter ended March 31, 2009.

Financial Results

Revenue in the first quarter of 2009 increased 18.9% year over year to $46.1 million from $38.8 million, reflecting continued demand for the Company’s core pharmaceutical and nutraceutical products. Revenue from pharmaceutical products increased 8.9% to $34.7 million from $31.9 million in the prior year’s first quarter. Prescription pharmaceutical products revenue increased 14.5% to $16.2 million during the first quarter of 2009, reflecting prescription formulation Jinji and CCXA products, which offset declines in Shuanghuanglian Injection Powder (“SHL”). OTC pharmaceutical products generated $18.5 million in revenue during the first quarter of 2009, roughly flat to the prior year period, reflecting continued demand for Boke nasal spray and Jinji Yimucao products and a shift of Jinji Capsule products from OTC to prescription sales. Nutraceutical products generated revenue of approximately $8.9 million in the first quarter of 2009, up 29.0% from the prior year period, reflecting continued demand for peptide products and an expanded distribution network versus the prior year’s first quarter. The Company generated $2.5 million in distribution revenue in the first quarter of 2009 from Nuo Hua’s majority owned subsidiary.

Gross profit in the first quarter of 2009 increased 8.1% to $28.4 million from $26.3 million in the first quarter of 2008. Gross margin was 61.7%, compared with 67.8% in the prior year period, reflecting lower margin distribution revenue and CCXA’s generic product sales.

Operating income in the first quarter was $11.2 million compared with $12.0 million in the prior year period, reflecting a 20.2% increase in operating expenses to $17.2 million in the first quarter of 2009 from $14.3 million in the prior year period. General and administration expenses as well as selling and marketing expenses increased 9.3% to $9.8 million from $8.9 million in the prior year period. The increase primarily reflects marketing and promotional initiatives related to Jinji and Boke products. Advertising expense increased 26.7% to $5.6 million in the first quarter of 2009, compared to $4.4 million in the prior year period.

Net income for the first quarter of 2009 was $7.9 million, compared to $9.4 million in the prior year period. Excluding the $1.7 million of interest expense related to the Company’s outstanding convertible notes in the first quarter of 2009, which did not occur in the first quarter of 2008, net income performance was roughly flat on a year over year basis. Net income per diluted share was $0.11 in the first quarter of 2009 compared to $0.12 per diluted share in the first quarter of 2008.

As of March 31, 2009, the Company had $73.9 million in cash and generated approximately $3.6 million of operating cashflow during the quarter.

Mr. Tony Liu, Chairman and Chief Executive Officer of American Oriental Bioengineering, commented “We are pleased with our first quarter performance and have met our key near-term objective to foster a dynamic business model that is diversified across prescription, OTC and nutraceutical products. Notably, our distribution business began to strengthen overall performance this quarter, contributing to net income as anticipated, and enlarging our distribution reach, particularly for our prescription pharmaceutical products. We are more flexible today than we were one year ago and, because of this, we can quickly adapt to change and capitalize on new opportunities despite the uncertain regulatory environment. Our marketing capabilities, extensive distribution platform, compelling product portfolio and ongoing rural expansion offset anticipated challenges in SHL sales during the first quarter of 2009 and we remain focused on becoming a top five pharmaceutical company in China.”

Conference Call

The Company will hold a conference call at 8:00 am ET on May 11, 2009 to discuss first quarter 2009 results. Listeners may access the call by dialing 1-866-798-2884 or 1-617-614-6207 for international callers, access code: 34266051. A webcast will also be available through AOBO’s website at www.bioaobo.com. A replay of the call will be available through May 18, 2009. Listeners may access the replay by dialing 1-888-286-8010 or 1-617-801-6888 for international callers, access code: 57318398.

About American Oriental Bioengineering, Inc.

American Oriental Bioengineering, Inc. is a China-based pharmaceutical company dedicated to improving health through the development, manufacture and commercialization of a broad range of prescription and over the counter products.

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The economic, competitive, governmental, technological and other factors identified in the Company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2008, may cause actual results or events to differ materially from those described in the forward looking statements in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Integrated Corporate Relations, Inc.

Ashley M. Ammon

203-682-8208

AMERICAN ORIENTAL BIOENGINEERING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

	THREE MONTHS ENDED March 31
	2009	2008
REVENUES	$46,077,190	$38,768,598
COST OF GOODS SOLD	17,660,338	12,477,636

GROSS PROFIT	28,416,852	26,290,962

Selling and marketing	5,211,502	5,029,708
Advertising	5,567,357	4,394,341
General and administrative	4,565,643	3,912,683
Depreciation and amortization	1,858,915	977,210

Total operating expenses	17,203,417	14,313,942

INCOME FROM OPERATIONS	11,213,435	11,977,020

EQUITY IN EARNINGS (LOSS) FROM UNCONSOLIDATED ENTITIES	437,794	—
INTEREST INCOME (EXPENSE), NET	(1,579,269)	16,847
OTHER (EXPENSE), NET	(98,609)	(101,790)

INCOME BEFORE INCOME TAXES	9,973,351	11,892,077
INCOME TAXES	2,103,299	2,469,948

NET INCOME	7,870,052	9,422,129

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(3,551)	—

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	7,866,501	9,422,129

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain, net of tax	378,466	6,934,434

OTHER COMPREHENSIVE INCOME, NET OF TAX	378,466	6,934,434

COMPREHENSIVE INCOME	$8,244,967	$16,356,563

NET INCOME PER COMMON SHARE
BASIC	$0.11	$0.12
DILUTED	$0.11	$0.12
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
BASIC	74,538,593	78,191,242.00
DILUTED	86,917,603	78,192,795.00

AMERICAN ORIENTAL BIOENGINEERING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	MARCH 31, 2009	DECEMBER 31, 2008
	UNAUDITED
CURRENT ASSETS
Cash and cash equivalents	$73,899,602	$70,636,510
Accounts receivable, net of reserve of $130,631 and $226,330 at March 31, 2009 and December 31, 2008, respectively	31,812,778	36,982,167
Inventories, net of provision for slow moving inventories	17,954,075	13,042,123
Advances to suppliers	2,241,176	3,593,979
Notes receivable	1,039,914	708,076
Refundable deposit	6,397,106	6,396,996
Tax refund claims	823,737	—
Deferred tax assets	456,444	347,216
Other current assets	863,554	744,903

Total Current Assets	135,488,386	132,451,970

LONG-TERM ASSETS
Plant and equipment, net	97,192,300	98,154,443
Land use rights, net	148,319,092	148,988,870
Deposit for long-term assets	6,355,148	6,347,174
Construction in progress	25,675,899	25,385,835
Deferred tax assets	1,322,194	1,313,832
Other intangible assets, net	22,426,393	23,690,440
Goodwill	28,543,226	28,543,226
Investments in and advances to equity investments	55,554,438	54,963,064
Unamortized financing costs	3,983,911	4,215,983

Total Long-Term Assets	389,372,601	391,602,867

TOTAL ASSETS	$524,860,987	$524,054,837

LIABILITIES AND SHAREHOLDERS’ EQUITY

	MARCH 31, 2009	DECEMBER 31, 2008
	UNAUDITED
CURRENT LIABILITIES
Accounts payable	$10,355,431	$12,287,887
Notes payables	3,277,285	3,262,877
Other payables and accrued expenses	13,578,351	19,766,652
Taxes payable	—	420,671
Short-term bank loans	7,441,276	7,140,148
Current portion of long-term bank loans	59,022	58,659
Other liabilities	2,738,113	2,253,440
Deferred tax liability	999,454	846,026

Total Current Liabilities	38,448,932	46,036,360

LONG-TERM LIABILITIES
Long-term bank loans	789,579	804,521
Long-term notes payable	—	269,908
Deferred tax liabilities	16,102,048	16,083,768
Convertible Note	115,000,000	115,000,000

Total Long-Term Liabilities	131,891,627	132,158,197

TOTAL LIABILITIES	170,340,559	178,194,557

EQUITY
SHAREHOLDERS’ EQUITY

Preferred stock, $0.001 par value; 2,000,000 shares authorized; 1,000,000 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	1,000	1,000

Common stock, $0.001 par value; 150,000,000 shares authorized; 78,291,735 and 78,249,264 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively.	78,292	78,249
Common stock to be issued	177,000	376,335
Prepaid forward repurchase contract	(29,998,616)	(29,998,616)
Additional paid-in capital	196,352,466	195,741,544
Retained earnings (the restricted portion of retained earnings is $29,532,699 at March 31, 2009 and December 31, 2008)	157,790,182	149,923,681
Accumulated other comprehensive income	29,464,472	29,086,006

Total Shareholders’ Equity	353,864,796	345,208,199

NONCONTROLLING INTEREST	655,632	652,081

TOTAL EQUITY	354,520,428	345,860,280

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$524,860,987	$524,054,837